Exhibit 99

FRANKLIN FINANCIAL EMPLOYEES

RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS

December 31, 2003 and 2002

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

Franklin, Tennessee

FINANCIAL STATEMENTS

December 31, 2003 and 2002

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Plan Administrator

Franklin Financial Employees

Retirement Savings Plan

Franklin, Tennessee

We have audited the accompanying statements of net assets available for benefits of Franklin Financial Employees Retirement Savings Plan as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Franklin Financial Employees Retirement Savings Plan as of December 31, 2003 and 2002, and the changes in its net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets (Held at End of Year) and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan’s management. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 2003 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic 2003 financial statements taken as a whole.

/s/ Crowe Chizek and Company LLC

Brentwood, Tennessee

May 14, 2004, except for Note 7

as to which the date is June 11, 2004.

1.

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

December 31, 2003 and 2002

	2003	2002
Assets:
Investments - at fair value:
Mutual funds	$2,144,162	$1,532,520
Franklin Financial Corporation common stock	1,527,017	1,143,326
Common trust fund	224,760	166,029
Participant loans	—	27,466
Cash	53,254	—

Total investments - at fair value	3,949,193	2,869,341

Net assets available for benefits	$3,949,193	$2,869,341

See accompanying notes to financial statements.

2.

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

Years Ended December 31, 2003 and 2002

	2003	2002
Additions to net assets attributed to:
Investment income (loss):
Net appreciation (depreciation) in fair value of investments	$841,920	$(29,996)
Interest	704	3,105
Dividends	38,216	19,120

Total investment income (loss)	880,840	(7,771)
Contributions:
Employer	222,776	221,914
Participants	571,625	597,544
Rollovers	—	1,441

Total contributions	794,401	820,899
Other income	20,801	—

Total additions	1,696,042	813,128

Deductions from net assets attributed to:
Benefits paid to participants	590,667	274,428
Administrative expenses	25,523	1,170

Total deductions	616,190	275,598

Net increase	1,079,852	537,530
Net assets available for benefits:
Beginning of year	2,869,341	2,331,811

End of year	$3,949,193	$2,869,341

See accompanying notes to financial statements.

3.

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

Years Ended December 31, 2003 and 2002

NOTE 1 - DESCRIPTION OF PLAN

The following brief description of the Franklin Financial Employees Retirement Savings Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more comprehensive description of the Plan’s provisions.

General: The Plan is a defined contribution plan covering all employees of Franklin National Bank (the Company) who have three months of service and are age twenty-one or older. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Franklin National Bank is a wholly-owned subsidiary of Franklin Financial Corporation.

Contributions: Each year, participants may contribute up to 85% of pretax annual income, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. The Company contributes 50% of the first 6% of base compensation that a participant contributes to the Plan. Additional amounts may be contributed at the option of the Company. A participant may make a contribution to the Plan, limited to the lesser of $12,000 and $11,000 for 2003 and 2002, or the maximum permitted contribution percentage of his or her salary. The Plan also allows participants to contribute an additional catch-up contribution limited to $2,000 for each year. Effective January 1, 1998 all employer contributions are invested in Franklin Financial Corporation common stock.

Participant Accounts: Each participant’s account is credited with the participant’s contribution and allocations of (a) the Company’s contribution and (b) Plan earnings, and charged with an allocation of administrative expenses, if any. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

Vesting: Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company’s matching and discretionary contribution portion of their accounts plus actual earnings is based on years of continuous service. A participant is 100 percent vested after 3 years of service.

Participants automatically become fully vested, regardless of the years of service completed, upon attainment of the Plan’s normal retirement age of 65, upon death, or upon disability.

Investment Options: Upon enrollment in the Plan, a participant may direct employee contributions in any of twelve investment options including common stock of Franklin Financial Corporation.

Participant Loans: Participants may borrow from their fund accounts to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as a transfer to (from) the investment funds from (to) the Participant notes fund. Loan terms are limited to five years. The loan term may exceed five years for the purchase of a primary residence. The loans are secured by the balance in the participant’s account and bear interest at a rate commensurate with local prevailing rates as determined by the Plan administrator. Principal and interest are paid ratably through monthly payroll deductions.

4.

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

Years Ended December 31, 2003 and 2002

NOTE 1 – DESCRIPTION OF PLAN (Continued)

Payment of Benefits: On termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant’s vested interest in his or her account or annual installments. If a participant’s account balance exceeds $5,000, no portion of the account balance will be distributed as a lump-sum without the participant’s consent. For termination of service due to other reasons, a participant may receive the value of the vested interest in their account as a lump sum distribution.

Forfeited Accounts: Forfeitures of nonvested Company contributions are available to pay expenses of the Plan. The plan paid $4,768 and $0 of administration expense from the forfeiture account during 2003 and 2002, respectively.

Administrative Expenses: Certain costs incurred in the administration of the Plan have been paid by the Company.

Reclassifications: Certain prior period data has been reclassified to conform to current period presentation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The financial statements of the Plan are prepared on the accrual method of accounting.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. These estimates and assumptions may change in the future and future results would differ. It is at least reasonably possible that a significant change may occur in the near term for the estimates of investment valuation.

Investments: Investments are stated at fair value as reported by the custodian. Fair values have been determined by quoted prices on an active market. Shares of mutual funds, common stock, and common trust funds are valued at quoted market prices, which represent the net assets value of shares held by the plan at year end. Loans to Plan participants and cash account are stated at cost. In accordance with the policy of stating investments at fair value, the Plan presents the net appreciation as both realized gains or losses and unrealized appreciation or depreciation on those investments in the statement of changes in net assets available for benefits. Purchases and sales of securities are recorded on a trade date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Risks and Uncertainties: The Plan provides for various investment options including any combination of mutual funds, stocks, bonds, and other investment securities. The underlying investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes

5.

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

Years Ended December 31, 2003 and 2002

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

could materially affect the amounts reported in the statement of net assets available for benefits and participants’ individual account balances.

Payment of Benefits: Benefits are recorded when paid.

NOTE 3 - INVESTMENTS

Investments that represent 5% or more of the Plan’s net assets in either year are presented below:

	December 31,
	2003	2002
Franklin Financial Corporation Common Stock*	$1,527,017	$1,143,326
American Funds AMCAP Fund	334,695	232,612
American Funds The Growth Fund of America	447,379	298,285
American Funds Income Fund of America	241,043	176,668
American Funds Washington Mutual Investors Fund	457,755	332,010
CTC Stable Value Fund	224,760	166,029

*	Investment is partially non-participant directed.

During the years ended December 31, 2003 and 2002, the Plan’s investments (including bought, sold, and held during the year) appreciated (depreciated) as follows:

	December 31,
	2003	2002
Mutual funds held by Circle Trust Company, custodian	$424,121	$(323,168)
Franklin Financial Corporation Common Stock	411,953	290,072
CTC Stable Value Fund	5,846	3,100

Total	$841,920	$(29,996)

Nonparticipant – Directed Investments

Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments is as follows:

	December 31,
	2003	2002
Net Assets:
Franklin Financial Corporation Common Stock	$1,147,501	$806,328

6.

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

Years Ended December 31, 2003 and 2002

NOTE 3 – INVESTMENTS, (Continued)

Changes in Net Assets:
Contributions	$222,776	$125,272
Net transfers	1,018	117,295
Net appreciation	292,507	184,447
Benefits paid to participants	(137,992)	(77,033)
Fees and forfeitures	(37,136)	(6,789)

Total	$341,173	$343,192

NOTE 4 – PLAN AMENDMENT

Effective January 1, 2002, the Plan was amended to comply with GUST [The Uruguay Round Agreements Act of the General Agreement on Tariffs and Trade (GAAT), the Uniformed Services Employment and Reemployment Rights Act of 1997 (USERRA), the Small Business Job Protection Act of 1996 (SBJPA), and the Tax Reform Act of 1997 (TRA ‘97)].

NOTE 5 – INCOME TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated November 30, 1998, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Company believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

NOTE 6 – PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor Regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer and certain others. Professional fees for the administration and audit of the Plan were paid by the Plan. Party-in-interest investments held by the Plan were as follows:

	December 31,
	2003	2002
Franklin Financial Corporation Common Stock	$1,527,017	$1,143,326
CTC Stable Value Fund	224,760	166,029
Participant loans	—	27,466

7.

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

Years Ended December 31, 2003 and 2002

NOTE 7 – SUBSEQUENT EVENTS

On July 23, 2002, the Company entered into a definitive Affiliation Agreement (the “Agreement”), which provides for the acquisition of the Company by Fifth Third Bancorp, an Ohio corporation (“Fifth Third”) through the merger of the Company into a wholly owned subsidiary of Fifth Third. The Company received a letter dated May 11, 2004 from the Federal Reserve Bank, which states that they have granted regulatory approval for the merger. The Company completed the merger on June 11, 2004.

As of the result of this merger, the Franklin Financial Employees Retirement Savings Plan was terminated on June 10, 2004, subject to Internal Revenue Service approval. Upon approval of the termination, employees participating in the Plan will have an option to receive a full distribution, transfer fund balances into an individual retirement account or transfer fund balances into the Fifth Third Bancorp Master Profit Sharing Plan. Pursuant to the Plan’s termination, all affected participants will become 100% vested in their account balance.

8.

SUPPLEMENTAL SCHEDULES

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

EIN: 62-1376027

Plan Number: 001

Plan Year Ended: December 31, 2003

Schedule H, Line 4i - Schedule of Assets (Held at End of Year)

(a) Party -in- interest	(b) Identity of Issue, Borrower, Lessor or Similar Party	(c) Description of Investments including Maturity Date and Rate of Interest	(d) Cost	(e) Current Value

	American Funds AMCAP Fund	Mutual fund	N/A	$334,695

	American Funds Euro Pacific Growth Fund	Mutual fund	N/A	78,264

	American Funds The Bond Fund of America	Mutual fund	N/A	121,967

	American Funds Washington Mutual Investors Fund	Mutual fund	N/A	457,755

	American Funds New Perspective Fund	Mutual fund	N/A	170,177

	American Funds The Growth Fund of America	Mutual fund	N/A	447,379

	American Funds American High-Income Trust	Mutual fund	N/A	124,639

	American Funds Intermediate Bond Fund of America	Mutual fund	N/A	37,986

	American Funds The New Economy Fund	Mutual fund	N/A	130,257

*	CTC Stable Value Fund	Common trust	N/A	224,760

	American Funds Income Fund of America	Mutual fund	N/A	241,043

*	Franklin Financial Corporation
	Participant-Directed	Employer Stock	N/A	379,516
	Nonparticipant-Directed	Employer Stock	$533,336	1,147,501

	Cash	Unallocated Funds	N/A	53,254

	Total Investments			$3,949,193

*	Party-in-interest to the Plan.

N/A – Information is not required since these are participant directed investments.

9.

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

EIN: 62-1376027

Plan Number: 001

Plan Year Ended: December 31, 2003

Schedule H, Line 4j - Schedule of Reportable Transactions

(a) Identity of Party Involved		(b) Description of Asset	(c) Purchase Price	(d) Selling Price	(e) Lease Rental	(f) Expense Incurred with Transaction	(g) Cost of Asset	(h) Current Value of Asset on Transaction Date	(i) Net Gain or (Loss)

1)	Single Transactions

None reportable.

2)	Series of Nonsecurity Transactions
	* Franklin	Employer	$222,776	—	—	—	$222,776	$222,776	—
	Financial	Stock
Corporation

*	Party-in-interest to the Plan.

10.